SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 1, 2001

Health Risk Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State of Other Jurisdiction of Incorporation)

0-18902	41-1407407
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Hampshire Avenue S.
Minneapolis, Minnesota  55438
(Address of Principal Executive Offices)  (Zip Code)

(952) 829-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

             As previously reported on August 7, 2001, Health Risk Management, Inc. (the “Company”), along with certain of its subsidiaries, namely HRM Claim Management, Inc., Institute for Healthcare Quality, Inc., and Health Benefit Reinsurance, Inc. (collectively, the “Subsidiaries”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”).   On August 9, 2001, the Company and U.S. Bank National Association, a pre-petition secured lender of the Company, entered into a Debtor in Possession Revolving Credit and Term Loan Agreement providing the Company with up to an additional $1.0 million in borrowings to fund the actual and necessary costs and expenses of operating the Company’s and the Subsidiaries’ businesses in their Chapter 11 cases.  The Bankruptcy Court has approved this arrangement.  The Bankruptcy Court has also approved the Company retaining Harpeth Capital Atlanta LLC, an investment banker, to assess strategic options including sale of one or more parts of the Company.  Qualified potential buyers have been identified, and the Company is proceeding on an accelerated basis to seek to negotiate and complete one or more transactions.  As reported previously, it is, however, uncertain if any value or proceeds resulting from any such transactions will be available to the Company’s shareholders.

             The Company has also retained two professional firms to assist the Company in the bankruptcy process.  Kurron Shares of America, Inc. is providing a Chief Restructuring Officer and a Financial Restructuring Officer.  Ron Weitz, a principal of Kurron, is the new Chief Restructuring Officer.  He has more than 25 years of senior management experience in a variety of health care organizations.  J. H. Cohn LLP is providing financial advisory services.  The Bankruptcy Court has approved these retentions.  Both of these firms had provided services to the Company prior to the Company’s filing for Chapter 11 protection.

             As previously reported, the Commonwealth of Pennsylvania’s Department of Insurance (the “DOI”) obtained an Order of Rehabilitation for the Company’s HMO subsidiary, HRM Health Plans (PA), Inc. (the “Plan”) on August 1, 2001.  The DOI then obtained an Order of Liquidation on September 20, 2001, effective October 1, 2001.  It is unlikely that the Company will receive any proceeds from this liquidation.

             In lieu of filing Form 10-Q quarterly or Form 10-K annual reports, the Company intends to file with the SEC monthly financial information filed by it with the Bankruptcy Court.  Included as exhibits to this Form 8-K are monthly financials for August 2001, as listed in Item 7 below.  The financial statements filed with this report do not include the results of the Plan operations which, as noted above, was placed in rehabilitation by the Pennsylvania DOI.  However, under a contract with the DOI, the Company is adjudicating claims and providing related services for claims that predated the DOI taking possession and control of the Plan.  The revenues and costs of providing these services are included in these financial statements.

Item 7.  Financial Statements and Exhibits

(c)         Exhibits:

             See Exhibit Index on page following Signatures

[insert the following after the signature block]

EXHIBIT INDEX
to
FORM 8-K

HEALTH RISK MANAGEMENT, INC.

Exhibit No.	Description

99.1	Consolidated Comparative Balance Sheet as of August 31, 2001 as filed with the Bankruptcy Court
99.2	Profit and Loss Statement for the period from August 7 to August 31, 2001 as filed with the Bankruptcy Court
99.3	Statement of Cash Receipts and Disbursements for the period from August 7 to August 31, 2001 as filed with the Bankruptcy Court

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH RISK MANAGEMENT, INC

Date: October 5, 2001	By /s/ Leland G. LeBlanc

Leland G. LeBlanc Chief Financial Officer